Exhibit 5.1

Jon C. Avina

+1 650 843 5307

javina@cooley.com

September 19, 2023

Maplebear Inc.

50 Beale Street, Suite 600

San Francisco, CA 94105

Ladies and Gentlemen:

We have acted as counsel to Maplebear Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), covering the registration for resale of up to 354,079 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for selling stockholders described in the prospectus (the “Prospectus”) included in the Registration Statement, including Shares (i) issued or issuable upon exercise of stock options (the “Options”) and (ii) issued upon settlement of restricted stock units, in each case, held by certain of the selling stockholders. Please note that shares of non-voting common stock of the Company held by certain selling stockholders are to be converted into shares of voting common stock of the Company prior to, and reclassified into shares of Common Stock upon, the filing of the Amended and Restated Certificate of Incorporation referred to below (the “Reclassification”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is to be in effect prior to the closing of the Company’s initial public offering, in the forms filed as Exhibits 3.3 and 3.4, respectively, to the Company’s registration statement (No. 333-274213) on Form S-1, (d) the employee benefit plans pursuant to which the Shares were or may be issued, and (e) such other documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) has been filed with the Secretary of State of the State of Delaware. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon completion of the Reclassification, the Shares will be validly issued, fully paid and nonassessable, except with respect to Shares to be acquired by certain selling stockholders upon the exercise of the Options in accordance with their terms, which Shares will be validly issued, fully paid and nonassessable upon such exercise.

Our opinion is limited to the matters stated herein, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Cooley LLP 3175 Hanover Street Palo Alto, PA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

Sincerely,

Cooley LLP

By:	/s/ Jon C. Avina
Jon C. Avina

Cooley LLP 3175 Hanover Street Palo Alto, PA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com